Ex.a (10)

DEUTSCHE ASSET MANAGEMENT VIT FUNDS

CERTIFICATE OF AMENDMENT

TO

DECLARATION OF TRUST

Effective as of May 16, 2003

WHEREAS, Section 8.3 of Article VIII of the Declaration of Trust dated January 18, 1996 (as amended from time to time, the “Declaration”) of Deutsche Asset Management VIT Funds, a Massachusetts business trust (the “Trust”) provides that the Trustees of the Trust may amend the Declaration without the vote or consent of Shareholders so long as such amendment does not materially adversely affect the rights of Shareholders;

NOW THEREFORE, the Declaration is hereby amended as follows:

(1) by striking Section 1.1 of Article I in its entirety and substituting in lieu thereof the following:

Name. This Trust shall be known as “Scudder Investments VIT Funds,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine;

and all other references to the name of the Trust in the Declaration shall be changed accordingly; and

(2) the Declaration is further amended to change the address of the Trust to One South Street, Baltimore, Maryland 21202.

IN WITNESS WHEREOF, the undersigned, have executed this instrument as of the date above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

/s/ Richard R. Burt	/s/ S. Leland Dill
Richard R. Burt	S. Leland Dill
As Trustee, and not individually	As Trustee, and not individually
One South Street	One South Street
Baltimore, Maryland 21202	Baltimore, Maryland 21202

/s/ Martin J. Gruber	/s/ Richard T. Hale
Martin J. Gruber	Richard T. Hale
As Trustee, and not individually	As Trustee, and not individually
One South Street	One South Street
Baltimore, Maryland 21202	Baltimore, Maryland 21202

/s/ Joseph R. Hardiman	/s/ Richard J. Herring
Joseph R. Hardiman	Richard J. Herring
As Trustee, and not individually	As Trustee, and not individually
One South Street	One South Street
Baltimore, Maryland 21202	Baltimore, Maryland 21202

/s/ Graham E. Jones	/s/ Rebecca W. Rimel
Graham E. Jones	Rebecca W. Rimel
As Trustee, and not individually	As Trustee, and not individually
One South Street	One South Street
Baltimore, Maryland 21202	Baltimore, Maryland 21202

/s/ Philip Saunders, Jr.	/s/ William N. Searcy
Philip Saunders, Jr.	William N. Searcy
As Trustee, and not individually	As Trustee, and not individually
One South Street	One South Street
Baltimore, Maryland 21202	Baltimore, Maryland 21202

/s/ Robert H. Wadsworth
Robert H. Wadsworth
As Trustee, and not individually
One South Street
Baltimore, Maryland 21202